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                                                                   EXHIBIT 10.10

                              [NEDBANK LETTERHEAD]


Private and Confidential                                          23 August 2001

The Directors
Novel Group of Companies
PO Box 1429
Dassenberg
7350.

ATTENTION: John McCormick

Dear Sirs

BANKING FACILITIES - ADDENDUM TO FACILITIES LETTER DATED 25 MAY 2001

We have pleasure in advising that the following arrangements have been agreed to in addition to facilities mentioned within our above mentioned Facilities Letter dated 25 May 2001 which was accepted by yourselves on 30 June 2001.

ASSET BASED FINANCE

NOVEL SPINNERS (SA) (PTY) LTD

R10,000,000 (Ten million rand)

PROPOSED ADDITIONAL SECURITY (IN THE NAME OF NOVEL SPINNERS (SA) (PTY) LTD)

An additional 1st Special Notarial Bond of R5 million over existing plant and equipment. (This Special Notarial Bond will serve as collateral security for asset based finance facilities for all three companies - this in lieu of a 30% deposit by yourselves). This is subject to a satisfactory valuation, by an independent sworn appraiser that the current market value of the unencumbered plant and equipment is R10 million.

All other terms and conditions contained within our above mentioned Facilities Letter remain unchanged.

Please confirm this arrangement by signing and returning the enclosed copy of this letter.

Your faithfully,

/s/ AC Cornish
--------------------------
AC Cornish
RELATIONSHIP MANAGER